Exhibit 3.1

EXHIBIT “B”

THE COMPANIES LAW, 5759-1999

Fifth Amended and Restated

Articles

of

Polypid Ltd.

Definitions

1.	In these Articles, each of the following terms specified below shall have the respective meaning appearing beside it, except if the context otherwise dictates.

“Annual General Meeting”	means an annual general meeting pursuant to the Companies Law and these Articles.

“Articles”	means these Fifth Amended and Restated Articles of the Company, as amended from time to time.

“Aurum Group”	means (i) Aurum Ventures M.K.I. Ltd. (“Aurum”) and any entity which Controls Aurum, any entity which Aurum Controls, any entity Controlled by the same entity Controlling Aurum or with respect to any of the aforementioned Aurum entities which is an individual, such Person’s spouse, siblings and children or any trust for the benefit of any of the foregoing and any of their respective Controlled entities, and any successor and assignor thereof; and (ii) Dan Gelvan.

“Board” or “Board of Directors”	means the Board of Directors of the Company.

“Company”	means Polypid Ltd., registration number 51-410592-3.

“Companies Law”	means the Companies Law, 5759-1999, as shall be in effect from time to time, and the Regulations.

“Control”	means the holding of more than 50% of the issued and outstanding share capital of a company on an as converted basis and/or the voting rights of a company, and/or the right to appoint the majority of the directors of a company.

“Director”	means a member of the Board appointed in accordance with these Articles holding office at any given time.

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“Dividend”	means any asset transferred by the Company to a Shareholder in respect of such Shareholder’s shares, whether in cash or in any other way, including a transfer without valuable consideration, but excluding bonus shares.

“Founder”	means Dr. Noam Emanuel, holder of ID number 055997621.

“General Meeting”	means an Annual or Special General Meeting of the Shareholders.

“Limited Partners”	means the following limited partners of Friendly Angels Club I., L.P. (“FAC Partnership”): Gerry Rubens, David Delevi, Shabtay Vogel, Eitan Adres, Leo Malamud, Adi Lahat, Eftan Investment Consulting Ltd., Egon Mining and Exploration Ltd., RB Holding Company S.A., Tiferet Hamechonit Leasing Ltd., WG-Fifth Ave LLC, Six Continents Group LLC Defined Benefit Jeffrey Sacks Trustee, Yaki De Levi, Ory Vogel, Saul Goldberg, Jose Birnabaum, Yuval Harari, Joseph Englhard, Eitan Kyiet, Yosef Paciuk, Arnon Wilinski, Ran Gants, Yossi Zaykovsky and Gil Naor.

“Investor Majority”

means three (3) of the following groups: (a) the holders of the majority of the outstanding Series A Preferred Shares, (b) the holders of the majority of the outstanding Series A-1 Preferred Shares, (c) the holders of the majority Series B Preferred Shares; and (d) the holders of the majority of Series B-1 Preferred Shares.

“in writing”	or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, electronic mail, telegram, cable or other form of writing produced by electronic communication.

“IPO”	means the closing of a sale of the Company’s Ordinary Shares to the public in a bona fide, underwritten, public offering pursuant to a registration statement under the U.S. Securities Act of 1933, as amended from time to time, or the Israeli Securities Law, 5728-1968 or similar securities laws of another jurisdiction and the listing of such Ordinary Shares for trading on a recognized stock exchange, or the listing thereof on NASDAQ or any other recognized, automated quotation system

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“Majority”

means:

(1)       With respect to voting at meetings of the Shareholders - a simple majority determined in accordance with the voting rights attached to the shares (i.e., based on the number of shares and not the number of Shareholders); provided, however, that abstaining votes are not counted;

(2)       With respect to voting at meetings of the Board or any committee thereof - a simple majority determined in accordance with the number of voting Directors; provided, however, that abstaining votes are not counted.

“OCS”	means the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel.

“Office”	means the registered office of the Company.

“Officer”	means an Office Holder (“Noseh Misra”), as defined in the Companies Law.

“Original Issue Price”	means with respect to each Preferred Share, the original price actually paid or deemed to be paid to the Company in US Dollars for such Preferred Share. The Original Issue Price of each Series A Preferred Share is US $0.18. The Original Issue Price of each Series A-1 Preferred Share is US $0.2094.The Original Issue Price of each Series B Preferred Shares is US $0.4295. The Original Issue Price of each Series B-1 Preferred Shares is US $ 0.6056.

“Preferred Shares”	means the Series B-1 Preferred Shares, the Series B Preferred Shares, the Series A-1 Preferred Shares and the Series A Preferred Shares, as applicable.

“Preferred Shareholder(s)”	means the holders of the Preferred Shares.

“Recapitalization Event”	means any event of share combination or subdivision, share splits, stock dividends, bonus shares or any other reclassification, reorganization or recapitalization of the Company's share capital and the like.

“Regulations”	means the regulations promulgated under the Companies Law, as shall be in effect from time to time.

“Securities”	means securities of any kind, including shares of any class, options, warrants, convertible debentures or any rights to subscribe for, purchase or otherwise acquire shares of any class in any manner.

“Series A Preferred Shares”	means the Series A Convertible Preferred Shares, of NIS 0.1 nominal value each, of the Company.

“Series A-1 Preferred Shares”	means the Series A-1 Convertible Preferred Shares, of NIS 0.1 nominal value each, of the Company.

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“Series B Preferred Shares”	means the Series B Convertible Preferred Shares, of NIS 0.1 nominal value each, of the Company.

“Series B-1 Preferred Shares”	means the Series B-1 Convertible Preferred Shares, of NIS 0.1 nominal value each, of the Company.

“Series B-1 Preferred Share Purchase Agreement”	means share purchase agreements dated December 30, 2012, April 2013, October 30, 2013 and June 2014 by and between the Company and the investors listed therein.

“Share Certificate”	(“Te’udat Menaya”) as such term is used in the Companies Law.

“Shareholder”	means a person who is registered as a shareholder of the Company in the Shareholders’ Register.

“Shareholders’ Register”	means the registry in which the Shareholders of the Company are registered.

“Special Meeting”	means a General Meeting other than an Annual General Meeting.

“Xenia”	means Xenia Venture Capital Ltd. registration number 51-381316-2.

2.	Capitalized terms contained in these Articles shall have the meanings assigned to them herein; unless the context demands otherwise, capitalized terms not defined herein shall have the meaning assigned thereto in the Companies Law, as is in effect at the time these Articles came into effect with such capitalized term; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate, partnerships, associations and all other legal entities.

3.	Sections 4,5,6,7,8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of these Articles.

4.	The captions contained in these Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation or construction of any provision hereof.

5.	For the purposes of these Articles, the phrase “on an as-converted basis” means that with respect to any given right in question, and for any calculation of shareholdings in the Company, Preferred Shares shall be calculated and treated as, and have the effect of, such number of Ordinary Shares into which such Preferred Shares are convertible at that time.

6.	For purposes of determining the availability of any right or the applicability of any limitation under these Articles, all shares in the Company held by a Shareholder and all persons included in the definition of such Shareholder’s Permitted Transferee(s) shall be aggregated for that purpose.

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The Name of the Company

7.        (a)     In Hebrew: פוליפיד בע"מ

(b)     In English: Polypid Ltd.

Company’s Objectives and Its Purpose

8.	The Company may conduct any legal business.

9.	The Company may make contributions of reasonable sums and/or issue securities of the Company to worthy causes, even if such contributions are not made on the basis of business considerations.

Liability of the Shareholders

10.	The liability of a Shareholder for the obligations of the Company will be limited to the payment of the consideration (including the premium) for which his shares were issued to him, but not less than the par value of such shares; except in the event that said shares have been issued to him lawfully for a consideration which is below the par value, in which event his liability will be limited to the payment of the consideration for which said shares were issued to him.

11.	The Company may not alter the liability of a Shareholder or obligate him to acquire additional shares, without his written consent.

Amending the Articles

12.	The Company may amend these Articles by resolution of the Majority of the Shareholders voting at a General Meeting, except as otherwise provided in these Articles or in the Companies Law.

13.	Any amendment to these Articles will become effective on the date of the resolution adopting such amendment, unless the Companies Law or said resolution provides that such amendment will come into force at a later time.

14.	The Company may not amend a provision contained in these Articles requiring a special majority to amend or to change these Articles or any provision hereof, except by a resolution of the General Meeting adopted by that majority.

Private Company

15.	The Company is a private company, and accordingly:

(a)	the number of shareholders of the Company at any time (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were, while in such employment, and have continued after termination of such employment to be, members of the Company), shall not exceed fifty (50). Two or more persons who jointly hold one or more shares in the Company shall, for the purposes of this Article, be deemed a single member.

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(b)	Any invitation to the public to subscribe for any shares or debentures of the Company is hereby prohibited.

(c)	The right to transfer shares in the Company shall be restricted as hereinafter provided.

The Authorized Share Capital of the Company

16.	The authorized share capital of the Company shall be NIS 10,000,000, divided into 67,371,863 Ordinary Shares of NIS 0.1 nominal value each (the “Ordinary Shares”),4,500,000 Series A Preferred Shares,7,500,000 Series A-1 Preferred Shares, 5,000,000 Series B Preferred Shares and 15,628,137 Series B-1 Preferred Shares.

Rights Attached to Ordinary Shares

17.	The rights attached to the Ordinary Shares shall be equal and each Ordinary Share shall convey to its holder the right to receive notice of, and to participate and vote in, all General Meetings, to receive dividends and to participate in the distribution of the surplus assets and funds of the Company in the event of the liquidation, dissolution or winding up of the Company as set forth in Article 18.1below. The holder of an Ordinary Share shall have no other right except as may be expressly provided for herein; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private company pursuant to the Companies Law.

Rights Attached to Preferred Shares

18.	The Preferred Shares confer on the holders thereof all the rights and privileges attached to the Ordinary Shares, on an as-converted basis. In addition, each Preferred Share shall entitle its holder to the rights, preferences and privileges as set forth in this Article 18 and elsewhere in these Articles:

18.1.	Liquidation Preference.

In the event of: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (each, a “Liquidation Event”); or (ii) any Deemed Liquidation Event (as defined below), any and all assets and funds of the Company legally available for distribution among the Shareholders (and, in the case of certain reorganizations, mergers or consolidations, the securities received by the Company or its Shareholders in such reorganization, merger or consolidation) shall be distributed to the Shareholders of the Company in the following order and preferences:

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18.1.1.	First, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Series B-1Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Series B-1Preferred Share held by it equal to (i) the Original Issue Price of such Series B-1Preferred Share (adjusted for Recapitalization Events); plus (ii) a 6% (six percent) annual interest on the Original Issue Price for such Series B-1Preferred Share, compounded annually from the date of the issuance of such Series B-1Preferred Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Series B-1Preferred Share; less (iv) the amount of any Dividend Preference (as defined below) previously and actually paid to such holder of Series B-1Preferred Shares (the "Series B-1Preference Amount"). Such distribution among the holders of the Series B-1Preferred Shares shall be made in proportion to the aggregate respective preferences amounts of the Series B-1Preferred Shares owned by each such holder.

18.1.2.	Second, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Series B Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Series B Preferred Share held by it equal to (i) the Original Issue Price of such Series B Preferred Share (adjusted for Recapitalization Events); plus (ii) a 6% (six percent) annual interest on the Original Issue Price for such Series B Preferred Share, compounded annually from the date of the issuance of such Series B Preferred Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Series B Preferred Share; less (iv) the amount of any Dividend Preference (as defined below) previously and actually paid to such holder of Series B Preferred Shares (the “Series B Preference Amount”(. Such distribution among the holders of the Series B Preferred Shares shall be made in proportion to the aggregate respective preferences amounts of the Series B Preferred Shares owned by each such holder.

18.1.3.	Third, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Series A-1 Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Series A-1 Preferred Share held by it equal to (i) the Original Issue Price of such Series A-1Preferred Share (adjusted for Recapitalization Events); plus (ii) a 6% (six percent)annual interest on the Original Issue Price for such Series A-1 Preferred Share, compounded annually from the date of the issuance of such Series A-1 Preferred Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Series A-1 Preferred Share; less (iv) the amount of any Dividend Preference (as defined below) previously and actually paid to such holder of Series A-1 Preferred Shares (the “Series A-1 Preference Amount”). Such distribution among the holders of the Series A-1 Preferred Shares shall be made in proportion to the aggregate respective preferences amounts of the Series A-1 Preferred Shares owned by each such holder.

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18.1.4.	Forth, prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Series A Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Series A Preferred Share held by it equal to (i) the Original Issue Price of such Series A Preferred Share (adjusted for Recapitalization Events); plus (ii) a 6% (six percent)annual interest on the Original Issue Price for such Series A Preferred Share, compounded annually from the date of the issuance of such Series A Preferred Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Series A Preferred Share; less (iv) the amount of any Dividend Preference (as defined below) previously and actually paid to such holder of Series A Preferred Shares (the “Series A Preference Amount” and together with the Series B-1 Preference Amount, the Series B Preference Amount and the Series A-1 Preference Amount the “Preference Amounts”). Such distribution among the holders of the Series A Preferred Shares shall be made in proportion to the aggregate respective preferences amounts of the Series A Preferred Shares owned by each such holder.

18.1.5.	After payment in full of the Preference Amounts, all remaining assets, if any, shall be distributed among all of the Company’s Shareholders (holders of Preferred Shares and Ordinary Shares) pro rata to their holdings in the Company’s issued share capital on an as-converted basis.

18.1.6.	Whenever the distribution provided for in this Article shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property, as reasonably determined in good faith by the Board, or by the liquidator in the case of a Liquidation Event. The NIS equivalent of the U.S. Dollar value of any distribution under this Article shall be determined in accordance with the Representative Rate of Exchange as of U.S. Dollar last published by the Bank of Israel prior to the date of the making of the distribution.

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18.1.7.	For purposes of this Article 18.1 “Deemed Liquidation Event(s)” shall mean any of the following events, unless the Investor Majority shall agree in writing otherwise: (A) Any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, except any such merger, reorganization, consolidation or other transaction or series of related transactions, in which the issued shares of the Company as of immediately prior to such transaction or series of related transactions continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger, reorganization, consolidation or other transaction or series of related transactions, at least a majority, by voting power, of the outstanding shares of the surviving or acquiring entity (or in case such surviving or acquiring entity is a wholly owned subsidiary – of its parent); (B) a sale or other disposition of all or substantially all of the shares (including without limitation by way of repurchase or redemption by the Company) and/or the assets of the Company (including, for this purpose, the grant of an exclusive license to all or substantially all of the intellectual property rights of the Company covering all the then existing markets of the Company), in a single transaction or a series of related transactions, other than to a wholly-owned subsidiary of the Company; (C) any other transaction or series of related transactions as a result of which more than fifty percent (50%) of the outstanding share capital of the Company following such transaction or series of related transactions is held by a person or entity or group of persons or entities (related contractually or otherwise), other than existing shareholders and other than such change(s) in the holdings of the Company resulting from an investment in the Company’s share capital made solely for financing purposes; (D) any distribution of a dividend or a series of dividends which has the effect or economic impact as the above said.

18.1.8.	Until and unless the agreement or plan of a Deemed Liquidation Event referred to in Article 18.1.7provides that the consideration payable to the shareholders of the Company shall be allocated among them in accordance with the provisions of this Article 18.1, the Company shall not effect nor close such Deemed Liquidation Event transaction.

18.2.	Dividend Preference.

Prior to and in preference to the distribution of any Dividends to the holders of any class or series of shares of the Company (including Ordinary Shares), each of the holders of the Series B-1Preferred Shares shall be entitled to receive for each Series B-1 Preferred Share held by it, cumulative Dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefore, prior and in preference to any distribution or payment on any other class or series of shares of the Company, an amount equal to 6% (six percent) of the Original Issue Price (subject to adjustment for Recapitalization Events) for such Series B-1 Preferred Share per annum (not compounded).

After payment of the foregoing dividend preference to the holders of Series B-1Preferred Shares and prior to and in preference to the distribution of any Dividends to the holders of any other class or series of shares of the Company (including Ordinary Shares), each of the holders of the Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by it, cumulative Dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefore, prior and in preference to any distribution or payment on any other class or series of shares of the Company (other than the Series B-1Preferred Shares), an amount equal to 6% (six percent) of the such Original Issue Price (subject to adjustment for Recapitalization Events) for such Series B Preferred Share per annum (not compounded).

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After payment of the foregoing dividend preference to the holders of Series B-1 Preferred Shares and Series B Preferred Shares and prior to and in preference to the distribution of any Dividends to the holders of any other class or series of shares of the Company (including Ordinary Shares), each of the holders of the Series A-1Preferred Shares shall be entitled to receive for each Series A-1 Preferred Share held by it, cumulative Dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefore, prior and in preference to any distribution or payment on any other class or series of shares of the Company (other than the Series B-1 Preferred Shares and the Series B Preferred Shares), an amount equal to 6%(six percent) of the such Original Issue Price (subject to adjustment for Recapitalization Events) for such Series A-1 Preferred Share per annum (not compounded).

After payment of the foregoing dividend preference to the holders of Series B-1 Preferred Shares, Series B Preferred Shares and Series A-1 Preferred Shares and prior to and in preference to the distribution of any Dividends to the holders of any other class or series of shares of the Company (including Ordinary Shares), each of the holders of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by it, cumulative Dividends (whether paid in cash or otherwise), if and when declared by the Board, out of any funds legally available for distribution therefore, prior and in preference to any distribution or payment on any other class or series of shares of the Company (other than the Series B-1 Preferred Shares, the Series B Preferred Shares and the Series A-1 Preferred Shares), an amount equal to 6% (six percent) of the such Original Issue Price (subject to adjustment for Recapitalization Events) for such Series A Preferred Share per annum (not compounded).

After the dividend preference of the Preferred Shares described above has been paid in full for a given calendar year, the Preferred Shares shall participate pro rata with the Ordinary Shares in the receipt of any additional Dividends distributed, pro rata and pari passu amongst the holders of the Preferred Shares and the Ordinary Shares in accordance with their respective shareholdings in the Company on an as converted basis. No dividends shall be paid on any other class of stock, unless the Dividend Preference has been paid in full.

18.3.       Conversion.

The holders of the Preferred Shares shall have conversion rights as follows (the "Conversion Rights"):

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18.3.1.	Right to Convert. Each Preferred Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary Shares of the Company as is determined by dividing the applicable Original Issue Price for such share by the Conversion Price at the time in effect for such share. The initial Conversion Price per Preferred Share shall be the Original Issue Price for such share; provided, however, that the Conversion Price for the Preferred Shares shall be adjusted in accordance with the provisions of this Article 18.3 (the “Conversion Price”).

18.3.2.	Automatic Conversion. Notwithstanding anything to the contrary herein, the Preferred Shares shall automatically be converted into fully paid and non-assessable Ordinary Shares by dividing the applicable Original Issue Price by the Conversion Price at the time in effect for: (i) immediately prior to the closing of an offering by the Company of its securities to the public in a bona fide underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law, 5728-1968, or similar securities law of another jurisdiction, with gross offering proceeds to the Company of not less than US$15,000,000 (Fifteen Million U.S. Dollars), which yields an imputed pre-money company valuation of at least US$75,000,000 (Seventy Five Million U.S. Dollars) on a fully diluted basis on the NASDAQ National Market, the New-York Stock Exchange, the London Stock Exchange, the AIM or the Tel Aviv Stock Exchange, the Hong Kong Stock Exchange, the Toronto Stock Exchange, the Moscow Stock exchange or the Ireland Stock Exchange (the “Qualified IPO”); or (ii) upon written demand of the Investor Majority.

18.3.3.	Mechanics of Conversion. Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares the holder shall surrender the certificate or certificates thereof at the Company’s office and shall give written notice by registered mail, postage prepaid, to the Company of the election to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares as of such date. In the case of automatic conversion pursuant to Article 18.3.2, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the occurrence of any of the events listed in Article 18.3.2, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares as of such date.

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If the conversion is in connection with a Qualified IPO, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities.The Ordinary Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

18.3.4.	Conversion Price Adjustments of Preferred Shares for Certain Splits, and Combinations. If the Company shall subdivide or combine its Ordinary Shares, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, or shall be proportionately increased in the case of combination of shares.

18.3.5.	Distributions. In the event the Company shall declare a distribution payable in securities of the Company, securities of other persons, evidence of indebtedness issued by the Company or other persons, assets (including cash dividends) or options or rights then, in each such case for the purpose of this Article 18.3.5the holders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Ordinary Shares into which their shares of Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

18.3.6.	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 18), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of Ordinary Shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

18.3.7.	Adjustment of Conversion Price for Certain Dilutive Issuances with respect to the Series B-1 Preferred Shares,Series B Preferred Shares and the Series A-1 Preferred Shares.

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18.3.7.1.	If, at any time, the Company shall issue any New Securities for no consideration or at a price per share less than the applicable Conversion Price of the Preferred B-1 Shares,Preferred B Shares and the Preferred A-1 Shares (the “ReducedPrice”) then in each such event, the Conversion Price of thePreferred B-1 Shares,Preferred B Shares and the Preferred A-1 Shares will be reduced, for no additional consideration, to such Reduced Price, in accordance with the following broad-based weighted average formula:

(A x P') + (C x P'')

CP =————————————

A + C

where CP is the reduced Conversion Price; A is the number of Ordinary Shares, on a fully diluted, as-converted basis (as if all Options (as defined below) had been fully exercised and the resulting securities fully converted into Ordinary Shares, if so convertible, as of such date), outstanding immediately prior to the relevant issuance of the new Securities; P' is the Conversion Price applicable to the Preferred B-1 Shares,Preferred B Shares and the Preferred A-1 Shares in effect immediately prior to such issuance; C is the number of new Securities; and P'' is the price per share of the new Securities.

Subject to Article 18.3.6 above, no adjustment of such Conversion Price pursuant to this Article 18.3.7 shall be made if it has the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

18.3.7.2.	In the case of the issuance of new Securities for cash, the consideration shall be deemed to be the amount of cash received thereforafter giving effect to any discounts or commissions paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of new Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof, as shall be determined in good faith by the Board (including the PreferredB Director).

18.3.7.3.	For purposes of this Section, the term “New Securities” shall mean, any Securities issued (or deemed to be issued pursuant to the provisions hereof) by the Company after the date of adoption of these Articles), whether now or hereafter authorized, and any rights, options, or warrants to purchase said Securities, other than Securities issued (i) pursuant to any Recapitalization Event; or (ii) pursuant to any employee incentive plan (including directors and consultants) approved by a majority of the Company’s Board of Directors; or (iii) upon conversion of the Preferred Shares.

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18.3.8.	No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms with respect to any rights of the holders of the Preferred Shares against impairment, but will at all times in good faith assist in the carrying out of all the provisions of this Article 18.3and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

18.3.9.	No Fractional Shares and Certificates as to Adjustments.

(a)	No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

(b)	Upon the occurrence of each adjustment of the Conversion Price of Preferred Shares pursuant to this Article 18, the Company, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment and showing in detail the facts upon which such adjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

18.3.10.	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least 15 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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18.3.11.	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of Preferred Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

18.3.12.	Issue Taxes. The Company shall pay any and all issue and other taxes, if any (other than income or capital gains taxes applicable to the Shareholders), that may be payable in respect of any issue or delivery of Ordinary Shares on conversion of Preferred Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

18.4.	Voting rights.

Each of the Preferred Shares shall entitle the holder thereof to one vote for each Ordinary Shares into which such Preferred Shares could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote. The holders of the Ordinary Shares and the Preferred Shares shall not vote as separate classes on any matter except where required by law or by the provisions of these Articles.

Shares and Alteration of Share Capital

19.	Subject to the provisions of these Articles, the Company may, by resolution adopted in a General Meeting, increase the share capital of the Company and may cancel registered share capital that has not been issued if there is no obligation of the Company, including a contingent obligation, to issue those shares.

20.	Subject to the provisions of these Articles, the Company may, by resolution adopted in a General Meeting, increase its registered share capital in a class or series of shares as resolved by the Company and/or attach different rights to each class or series including special rights and/or different rights from those attached to the existing shares, including redeemable shares, deferred shares, etc.

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21.	Subject to these Articles and to applicable law, the Company may, from time to time, by a resolution of its Shareholders:

(a)	Consolidate or divide all or any of its issued or unissued share capital into shares of larger or smaller, as the case may be, nominal value than its existing shares.

(b)	Subdivide its shares (issued or unissued) or any of them, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(c)	Cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; or

(d)	Reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

22.	With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(a)	to determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(b)	to allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

(c)	to redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

(d)	to cause the transfer of fractional shares by certain Shareholders to other Shareholders so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 22(d).

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23.	Subject to the provisions of these Articles, if at any time the share capital is divided into different classes and/or series of shares, the Company may, unless otherwise provided by the terms of issue of the affected shares, change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions or provisions related to one or more of the classes or series, if it received the consent in writing of the holders of more than 60% of the issued shares of the affected class or series, or if sanctioned by a resolution passed by a Majority at a separate General Meeting of the holders of the shares of such class or series; the provisions of these Articles regarding General Meetings shall apply, mutatis mutandis, to such separate general meeting, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more shareholders present in person or proxy and holding not less than the majority of the issued shares of such class.

Exemption, Insurance and Indemnification

24.

24.1.      For purposes of these Articles, the term “Office Holder” shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as “NoseiMisra” in Section 1 of the Companies Law.

24.2.	Insurance. Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder, in respect of an act (including an omission to act) performed in his capacity as an Office Holder, in respect of one of the following:

(a)	A breach of the Office Holder's duty of care to the Company or to another person;

(b)	A breach of the Officer Holder's fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not prejudice the interests of the Company;

(c)	A financial liability imposed on the Office Holder in favor of another person.

24.3.	Indemnification. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may:

(a)	Indemnify any Office Holder to the fullest extent permitted by the Companies Law retrospectively; and

(b)	Undertake, in advance, to indemnify its Office Holder to the fullest extent permitted by the Companies Law, with respect to an obligation or expense imposed upon him as a result of an action taken by virtue of him being an Office Holder as follows:

(i)	A monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a compromise or in an arbitration decision approved by a competent court, provided that the undertaking to indemnify will be limited to: (a) such events, which in the opinion of the Board, are to be expected in light of the Company’s actual activities at the time the undertaking to indemnify is given; and (b) such amounts or criteria which the Board determines as being reasonable under the circumstances; and further provided that the undertaking to indemnify shall state the events which in the opinion of the Board, are to be expected in light of the Company’s actual activities at the time the undertaking to indemnify is given, and the amounts and criteria referred to in (a) and (b) above; or

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(ii)	Reasonable litigation expenses, including attorney’s fees, which the Office Holder has incurred in consequence of an investigation or procedure conducted against him by an authority competent to conduct an investigation or procedure, and which was concluded without an indictment against him and without any monetary obligation imposed on him in lieu of a criminal proceeding, or which ended without an indictment against him, but with a monetary obligation imposed on him in lieu of a criminal proceeding for an offense that does not require the proof of mensrea. The terms “which ended without an indictment against him in a matter in which a criminal investigation was commenced” and “monetary obligation imposed in lieu of a criminal proceeding” shall have the meaning specified in section 260 of the Companies Law; or

(iii)	Reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or imposed upon him by a court, in a proceeding instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge for which he was convicted which does not require proof of mensrea.

24.4.	Granting an Exemption. Subject to the provisions of the Companies Law, the Company may grant an exemption in advance to an Office Holder from his liability, in whole or in part, for damages as a result of breach of his duty of care to the Company, except for willful or reckless breach of duty of care.

24.5.	The provisions of Articles 24.1, 24.2, 24.3and 24.4above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

24.6.	Articles 24.2, 24.3 and 24.4 shall not apply under any of the following circumstances:

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(i)	a breach of an Office Holder’s fiduciary duty, in which the Officer Holder did not act in good faith and with reasonable grounds to assume that the action in question would not prejudice the interests of the Company;

(ii)	a gross negligence or intentional violation of an Office Holder's duty of care;

(iii)	an intentional action by an Office Holder in which such Officer Holder intended to reap a personal gain illegally; and

(iv)	a fine or ransom levied on an Office Holder.

24.7.	In any case where insurance of liability of an Office Holder of the Company or indemnification of such Office Holder is prohibited by any applicable law, the Company shall not insure the liability of such Office Holder of the Company, nor shall it indemnify such Office Holder, as the case may be.

Securities of the Company

25.	The Company may have shares of different classes, redeemable securities, debentures, secured debentures, series of debentures or other securities.

Redeemable Securities

26.

(a)	The Company may create and/or issue redeemable Securities.

(b)	The Company may attach to redeemable Securities the characteristics of shares, including voting rights and/or rights to participate in profits of the Company and/or the right to receive dividends or bonus shares and/or other rights, or additional rights attached to the shares of the Company.

(c)	The Company may redeem redeemable Securities in an amount, at the times, in the form, and from the sources specified by resolution of the Company.

Issuance of Securities

27.

(a)	The issuance of shares and other Securities shall be under the control and authority of the Board, subject to the provisions of the Companies Law and subject to the provisions of these Articles. Subject to the provisions of these Articles, all unissued shares of the Company shall be at the disposal of the Board and the Board may allot to the holders of any existing shares or class of shares, at a premium or at par value or subject to theCompanies Law, at a discount, grant options to acquire them, or otherwise dispose of them to such persons, at such times and on such terms as it deems proper.

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(b)	The Board may issue shares and convertible Securities up to the limit of the authorized share capital of the Company, assuming the conversion of all convertible Securities at the time of their issuance. The shares so issued may be having the same rights as the existing shares, or having preferred or deferred rights, or rights of redemption, or restricted rights, or any other special right in respect of dividend distributions, voting, appointment or dismissal of directors, return of share capital, distribution of Company's property, or otherwise, all as determined by the Board from time to time, subject to the provisions of these Articles and any special right previously granted to a Shareholder.

(c)	The Board may issue shares for cash or for other consideration, against immediate or subsequent payment.

(d)	The Board may issue debentures, secured debentures or series of debentures, within the scope of its authority to borrow on behalf of the Company. The aforesaid does not preclude the authority of the General Manager or any other person designated for such purpose by the Board to borrow on behalf of the Company and to issue debentures, promissory notes, or bills of exchange within the limits of his authority.

(e)	The Board will not issue a share the consideration for which is not to be paid in full in cash, unless the consideration for the shares has been detailed in a written document.

(f)	The Board may issue shares at a price below their par value, subject to the provisions of the Companies Law and these Articles.

(g)	The Company may, by resolution of the Board, pay a commission for underwriting and/or subscription and/or consent to subscribe and/or to underwrite shares or Securities of the Company, whether conditional or not. Such commission may be paid in cash and/or in shares and/or other Securities, or any combination thereof.

(h)	Subject to the provisions of the Companies Law and these Articles, the Company may issue redeemable shares and redeem them.

(i)	The Board will arrange for the registration of the issuance of shares in the Shareholders Register immediately upon their issuance.

28.	Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person. In the case of two or more persons registered as joint holders of any share(s), the Company may treat the holder whose name appears first in the Shareholders’ Register as senior to the others; provided, however, that such joint holders may request the order in which their name shall appear in the Shareholders’ Register. A Shareholder who holds shares in trust for a beneficiary shall inform the Company of such trust; such Shareholder shall be registered in the Shareholders’ Register under notice regarding such trust and setting forth the identity of the beneficiary; for all purposes herein, the trustee shall be regarded as a Shareholder.

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Shares held by FAC Partnership and its general and limited partners may be aggregated together for the purpose of determining the availability of any rights under these Articles, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage, etc. Similarly, the shares held by the individuals and entities comprising the Aurum Group will also be aggregated together for such purpose.

29.	Preemptive Rights

Prior to an IPO, each holder of Preferred Shares (and/or shares issuable upon conversion or reclassification thereof) (the “Offeree”) shall have a right to purchase part or all its Pro Rata Share (as defined below) of any New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. A “Pro Rata Share”, for purposes of this Article 29, shall be the ratio of the number of shares of the Company's Ordinary Shares then held by such Offeree (assuming the conversion of all Preferred Shares held by such Offeree), as of the date of the Rights Notice (as defined below), to the sum of the total number of Ordinary Shares of the Company(assuming the conversion of all Preferred Shares into Ordinary Shares) held by all of the Offereesas of such date.

Such right of first refusal shall be subject to the following provisions:

29.1.	“New Securities” shall mean any Securities of the Company, except for: (i) issuance of Securities to employees, consultants, service providers and directors under share option plan or other agreement approved by the Board, (ii) issuance of Securities upon conversion of Preferred Shares, (iii) issuance of Securities to the public in a Qualified IPO, (iv) issuance of Securities in connection with any Recapitalization Event, (v) issuance of securities pursuant to the exercise or conversion of any options, warrants or convertible rights outstanding as of June 1, 2014, (vi) issuance of Securities as dividend, share splits or as bonus shares, or (vii) issuance of securities to a “strategic investor” which prior or concurrently with such issuance enters into an agreement with the Company for the establishment of a joint venture or into a service, distribution, license or other commercial agreement with the Company, provided that such issuance shall be approved by the Board(including the affirmative vote of the Preferred B Director).

29.2.	If the Company proposes to issue New Securities, it shall give each Offeree a written notice thereof (the “Rights Notice”) of its intention to do so, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of New Securities that each Offeree has the right to purchase under this Article 29. Each Offeree shall have fourteen (14) days from delivery of the Rights Notice to agree to purchase all or any part of its Pro-Rata Share for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. In the event that such issuance of New Securities shall be revoked, then the Company shall not be obligated to sell and issue Offeree elected to purchase its full Pro-Rata Share and such Offeree shall not be obligated to purchase any New Securities.

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If the Offerees, who elect to purchase New Securities, elect to purchase in the aggregate 100% of the New Securities, such New Securities shall be sold to such Offerees, distributed among them in proportion to their relative Pro Rata Shares.

29.3.	If the Offerees do not elect to purchase in the aggregate 100% of the New Securities, then the Company shall have ninety (90) days after delivery of the Rights Notice to sell the unsubscribed New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the unsubscribed New Securities within said ninety (90) day period the Company shall not thereafter issue or sell such unsubscribed New Securities without first re-offering them to the Offerees in the manner provided above.

Share Certificate

30.	A Shareholder registered in the Shareholders’ Register may receive from the Company, with respect to the fully paid-up shares registered in his name in the Shareholders Register, one (1) Share Certificate confirming such Shareholder's ownership in the shares registered in his name, or, if approved by the Board, several Share Certificates each for one or more of such shares.

31.	Share certificates shall be issued under the seal or the rubber stamp of the Company and shall bear the signatures of two Directors (or if there be only one Director, the signature of such Director), or of any other person or persons authorized thereto by the Board.

32.	A Share Certificate in the name of two or more persons will be delivered to the person whose name appears first in the Shareholders’ Register.

33.	If a Share Certificate is worn out, defaced, lost or destroyed, it may be renewed on such terms, if any, as to evidence and indemnity with or without security as the Board requires. In the case of loss or destruction the person to whom the new certificate is issued shall pay to the Company all expenses incidental to the investigation or evidence of loss or destruction and the preparation of the requisite form of indemnity.

34.	The Board will determine the amount of the fee to be paid to the Company for issuing more than one Share Certificate to each Shareholder and/or for exchanging a Share Certificate.

35.	The Board will specify the form, the content and the method of preparing or printing the Company's Share Certificates, except where the aforesaid is specified by the Regulations.

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Calls on Shares

36.	The Board may, from time to time, at its discretion, make calls upon Shareholders in respect of any sum unpaid on their shares (the “Obligation”) which has become due or which is not, by the terms of issuance of which shares, payable at a fixed time. Each Shareholder shall pay to the Company the amount of every call so made upon him at the time(s) and place(s) designated in such call. A call may contain a call for payment in installments.

37.	Notice of any call shall specify the amount of the Obligation and shall be given in writing to the Shareholder(s) in question not less than 14 (fourteen) days prior to the time of payment as fixed therein, provided that at any time before the due date of any such payment the Board may, by a notice to the Shareholder(s), revoke such call, or postpone the designated date(s) of payment.

38.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

39.	If under the terms of issue of any share or otherwise, the payment in respect of such share is to be made in whole or in part by installments, whether such payment is at premium or at nominal value, then each such installment shall be paid to the Company on the due date for payment thereof, and each call shall be deemed made by the Company with proper notice on such shares with respect to each such installment, and the provisions in these Articles which concern the call on shares shall be applicable to such installments.

40.	Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

41.	The Board may, allow any Shareholder to prepay any amount not yet payable in respect of his shares, and may approve the payment of interest for such prepayment at a rate as may be agreed upon between the Board and the shareholder so prepaying. The Board may, at any time, cause the Company to repay all or any part of the money so advanced, without premium or penalty.

42.	The provisions of these Articles 36-41 shall in no way derogate from any rights or remedies the Company may have pursuant to these Articles or any applicable law.

Charge, Forfeiture and Surrender

43.

(a)	The Company shall have a charge, first in rank, over all the shares which are registered in the name of a Shareholder but which are not fully paid, as well as over the proceeds from their sale, for the purpose of securing an Obligation of such a shareholder to the Company, whether personally or jointly with others, whether or not payment is due. The abovementioned charge shall apply to all the dividends declared from time to time on such shares, unless otherwise decided by the Board.

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(b)	The Board may, upon the adoption of a resolution to such effect, forfeit any shares issued with respect to which an Obligation exists and has not been paid by its due date, and following such forfeiture may sell the forfeited shares.Prior to adoption of such resolution, shareholders shall have 14 days from the due date to remedy any outstanding obligations.

Transfer of Shares

44.	The following provisions shall apply with respect to the transfer and sale of shares in the Company:

44.1.	Unless expressly provided otherwise herein, no transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the transfer or assignment is made in accordance with the provisions of this Article 44 and has been approved by the Board, which shall not withhold its approval without reasonable cause.

If the Board of Directors approves a transfer of shares, it will register the transfer of shares in the Shareholders’ Register, as soon as possible.

If the Board of Directors refuses to approve a transfer of shares, it will notify the transferor and the transferee.

Notwithstanding the foregoing to the contrary, any transfer of shares by a shareholder to its Permitted Transferee will not require the approval of the Board and the Company will register the transfer of shares in the Shareholder’s Register as soon as possible following the receipt of a share transfer deed and to the extent required by the Company, a confirmation signed by the transferor and its Permitted Transferee pursuant to which they are indeed deemed as Permitted Transferee under these Articles.

44.2.	No transfer shall be effective unless the transferee agrees in writing to hold the shares transferred pursuant to the terms and conditions by which the transferor held such shares including the provisions of these Articles and any other contractual obligations of the transferor with respect to the shares transferred under agreements to which the Company is also a party.

44.3.	A share may be transferred in whole only, and not in part; however, if a share(s) has joint owners, any of the joint owners may transfer his rights in the share(s).

44.4.	No transfer of shares shall be registered unless a proper instrument of transfer, in the form specified below or such similar form approved by the Board, has been submitted to the Company, together with any share certificate(s) issued in respect of such shares and such other evidence of title as the Board may reasonably require. Until the transferee has been registered in the Shareholders Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board, may, from time to time, prescribe a reasonable fee for the registration of a transfer.

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Share Transfer Deed

We, the undersigned, _____________________ of _____________ _________________ (the “Transferor”) hereby transfer to ______________ of _____________________________________ (the “Transferee”) _______ Shares of NIS  ___ each in the undertaking called ____________ to hold unto the Transferee, subject to the conditions under which we held the same immediately before the execution hereof, and we, the Transferee, do hereby agree to accept and take the said Shares subject to the conditions aforesaid.

In Witness Whereof, we have affixed our signature on this ___ day of the month of ________ year 20__.

Signature of the Transferor _______________

Witness to the signature: _________________

Signature of the Transferee _______________

Witness to the signature: _________________

44.5.	All Share Transfer Deeds will be delivered to the Company at the Office. A Share Transfer Deed which is recorded in the Shareholder Register will remain with the Company, and any Share Transfer Deed which the Board refuses or declines to approve will be returned, upon demand, to whoever delivered it to the Company, together with the Share Certificate, if delivered.

44.6.	No-Sale

Notwithstanding anything else to the contrary in these Articles, until the earlier of (i) June 1, 2016, (ii) the consummation of an IPO or (iii) the consummation of a Deemed Liquidation Event, the Founder shall not make any sale, assignment, transfer, pledge, hypothecation, mortgage or disposition of (collectively, “Transfer”), by gift or otherwise, or in any way encumber all or any of the shares of the Company, of any class or series and any shares issued upon exercise of any options, or issuable upon exercise of any option, held by the Founder, unless the Investor Majority has given their prior written consent for any such Transfer. Notwithstanding the foregoing, it is agreed that the Founder shall be entitled to Transfer up to 50% of his shares of the Company in the aggregate.

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44.7.	Co-Sale Rights.

(a)	Subject to the provisions of Articles 44.6 (“No Sale”),44.8 (“Right of First Refusal”) and 44.10 (“Exemptions and Qualifications”), prior to a Transfer by a holder of Ordinary Shares (an “Ordinary Holder”) of its shares in the Company or any part thereof to a third party, other than to its Permitted Transferees, such Ordinary Holder shall first be obligated to offer in writing, to the holders of Preferred Shares (and/or shares issuable upon conversion or reclassification thereof)(each, an “Offeree”) to participate in such Transfer on the same terms and conditions as being offered to such a third party (the “Sellers’ Notice”). The Seller’s Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

(b)	Each Offeree shall have the right, exercisable upon written notice to the Ordinary Holder within fifteen (15) business days after the receipt of the Seller’s Notice, to participate in such Transfer under the same terms and conditions specified in the Seller’s Notice. To the extent that one or more of the Offeree(s) exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares that such Ordinary Holder may sell in the transaction shall be correspondingly reduced.

(c)	Each Offeree may sell all or part of that number of such Offeree’s shares equal to the number of shares obtained by multiplying (i) the aggregate number of shares covered by the Seller’s Notice by (ii) a fraction, the numerator of which is the number of shares owned by the Offeree at that time and the denominator of which is the total number of shares owned by such Ordinary Holder and all of the Offerees participating in such sale or transfer, on an as converted basis (the "Offeree's Pro Rata Share").

(d)	No transfer of shares by an Ordinary Holder shall be concluded unless the purchaser thereof concurrently purchases, under the same terms, all of the shares for which the Offerees elected to participate as aforesaid.

(e)	The exercise or non-exercise of the rights of the Offerees hereunder to participate in one or more sales of shares made by an Ordinary Holder shall not affect their rights to participate in subsequent sales pursuant to this Article 44.7.

(f)	If none of the Offerees elects to participate in the sale, the Ordinary Holder may, not later than ninety (90) days following delivery of the Seller’s Notice, enter into an agreement providing for the transfer of the shares covered by the Seller’s Notice on terms and conditions not more favorable to the transferor than those described in the Seller’s Notice. Any proposed transfer on terms and conditions more favorable than those described in the Seller’s Notice, as well as any subsequent proposed transfer of any of the shares of the Ordinary Holder, shall again be subject to the co-sale rights of the Offerees and shall require compliance by the Ordinary Holder with the procedures described in this Article 44.7.

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(g)	In the event, however, that the Ordinary Holders shall sell shares in a transaction or in a series of transactions that will result in a change in Control of the Company, the Offerees shall have a right, in their discretion, to participate in such a transaction(s) as aforesaid up to their total shares in the Company, in lieu of the Ordinary Holders.

(h)	It is hereby clarified that the above co-sale right does not derogate from the right of first refusal under these Articles, and only if such right of first refusal is not exercised shall the sale then be subject to the co-sale right.

(i)	In the event an Ordinary Holder should sell any of his shares in contravention of the co-sale rights of the Offerees hereunder (a “Prohibited Transfer”), each Offeree, in addition to such other remedies as may be available to such Offeree at law, in equity or hereunder, shall have the put option provided below, and such Ordinary Holder shall be bound by the applicable provisions of such option.

(j)	In the event of a Prohibited Transfer by an Ordinary Holder, each Offeree shall have the right to sell to such Ordinary Holder the type and number of shares equal to the number of shares each Offeree would have been entitled to transfer to the purchaser under this Article 44.7 hereinabove had the Prohibited Transfer hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made at a price per share equal to the price per share paid by the purchaser to such Ordinary Holder in the Prohibited Transfer. The Ordinary Holder shall also reimburse each Offeree for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Offeree’s rights under this Sub-Article 44.7(i).

(k)	Notwithstanding the foregoing, any attempt by the Ordinary Holder to transfer shares in violation of Article 44.7 hereof shall be void, and the Company hereby agrees that it will not give effect to such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Offerees.

44.8.	Right of First Refusal

Subject to the provisions of Articles 44.9 and 44.10, until an IPO each of the holders of Ordinary Shares (the “Offeror”) shall not transfer, sell, assign, pledge or otherwise dispose of, whether directly or indirectly, any shares of the Company or any interest therein, unless he offers them first to the holders of the Preferred Shares (“ROFR Offeree(s)”) and they shall have a right of first refusal to purchase the Offeror's shares before any other person, and only if the ROFR Offeree(s) refuse(s) to purchase those shares shall the Offeror be entitled to sell such shares to other(s) (the “Purchaser”) in the manner specified as follows:

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(a)	If the Offeror wishes to sell or transfer all or part of his shares in the Company (the “Offered Shares”), he shall give written notice to the ROFR Offeree(s) and to the Company, specifying the number of shares offered, the price required therefor, the terms of payment and the name of the Purchaser who is interested in buying all the Offered Shares according to the same terms (the “Offer”). The ROFR Offeree(s) shall have 15 (fifteen) days after the date of receiving the Offer (the “First Refusal Period”) to notify the Offeror and the Company in writing (the “Letter of Response”), whether they wish to purchase all the Offered Shares at the price and on the terms specified in the Offer or not.

(b)	In the Letter of Response, each ROFR Offeree should also specify the number of shares that he/she/it is prepared to purchase, should any other ROFR Offeree refuse to buy his pro-rata share in the Offered Shares.

(c)	If a ROFR Offeree does not respond within the First Refusal Period in the abovementioned manner, he/she/it shall be regarded as a refusal to purchase his/her/its part in the Offered Shares.

(d)	If the Letters of Response, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting ROFR Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings on an as-converted basis provided that no ROFR Offerees shall be entitled to acquire under the provisions of this Article 44.8 more than the number of Offered Shares initially accepted by such ROFR Offeree, and upon the allocation to it of the full number of shares so accepted, it shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting ROFR Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

(e)	If the ROFR Offeree(s) (or any part thereof) deliver a proper Letter(s) of Response (stating the agreement to purchase the entire number of the Offered Shares), within the First Refusal Period, it shall be regarded as an agreement among such ROFR Offeree(s) and the Offeror for the sale and purchase of all the Offered Shares at the price and conditions specified in the Offer, and the Offeror shall transfer all the Offered Shares to the ROFROfferee(s) who delivered proper Letter(s) of Response, within 15 (fifteen) days of receipt thereof, against the payment of the price or on payment terms, in accordance with the conditions of the Offer.

(f)	If the Letters of Response, in the aggregate, are in respect of less than the number of Offered Shares, or if the ROFR Offerees do not respond at all to the Offer, then the Offeror may sell and transfer all the Offered Shares to the Purchaser, at the same price and on the conditions as specified in the Offer, within 90 (ninety) days after the expiration of the First Refusal Period or after the actual day when all the ROFR Offerees gave notice of their refusal to purchase the Offered Shares, whichever is the earlier.

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(g)	If the Offeror does not sell and transfer all the Offered Shares to the Purchaser within the aforesaid period, or he wishes to sell or transfer the Offered Shares to another purchaser or on terms more favorable to the Purchaser than those stated in the Offer, he shall offer first the Offered Shares to the ROFR Offeree(s), in accordance with the provisions of this Article 44.8.

(h)	This Article shall also apply to the sale of shares by a receiver, liquidator, trustee in bankruptcy, administrator of an estate, executor of a will, etc.

(i)	The transfer of shares to a ROFR Offeree exercising its right of first refusal under this Article 44.8does not require the approval of the Board.

(j)	No holder of Ordinary Shares shall transfer the beneficial ownership of any Ordinary Share registered in its name in any way other than pursuant to the provisions of these Articles.

44.9.	Forced Sale of Minority Shares (Bring Along)

(a)	Prior to an IPO, should the Shareholders holding at least seventy percent (70%) of the issued share capital of the Company, on an as converted basis (including the Investor Majority) (the “Majority Selling Shareholders”) desire to sell all of their shares in the Company to a purchaser, and such sale is conditioned upon the sale of all of the issued and outstanding share capital of the Company (the “Bring Along Sale Event”), then in such event all Shareholders shall be obligated to join in the sale and sell all of their shares (and if so required by the purchaser, also all of their other Securities) in such transaction on the same terms and conditions, subject however to the operation of the liquidation preferences of the Preferred Shares as provided in Article 18.1 above and to calculating the consideration for any option or warrant taking into account the exercise price thereof. Notwithstanding the foregoing to the contrary, it is hereby agreed that in the event that as a result of the Bring Along Sale Event, the aggregate proceeds paid to Xenia in connection with such a Bring Along Sale Event shall be less than an amount of NIS 1,680,000 plus interest calculated pursuant to Section 1 to Exhibit 12 of Directive No. 8.3 of the General Director of the Ministry of Trade and Labor (with respect to the period commencing on the date that Xenia transferred such amount to the Company and ending on the date of the Bring Along Sale Event), Xenia shall not be obligated to join in the sale and sell all of its shares. Upon a Bring Along Sale Event, each Shareholder, subject to terms set forth in this Article 44.9, (i) shall be subject to the same terms and conditions of sale and (ii) shall execute and deliver such documents and take such actions (including shareholder votes and/or resolutions) as may be reasonably required by the Board.

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(b)	For the purposes of Section 341 (d) of the Companies Law, the required percentage for shareholder approval shall the Majority Selling Shareholders.

(c)	In the event that a Shareholder of the Company fails to surrender his Share Certificate in connection with the consummation of said transaction, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the buyer and the Board of Directors shall be authorized to establish an escrow account, for the benefit of such shareholder, into which the consideration for such shares represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

(d)	The transfer of shares pursuant to this Article 44.9 shall not be subject to any restriction on transferability of securities hereunder, including without limitation the rights of first refusal set forth in Article 44.8and Co-Sale rights set forth in Article 44.7 above.

44.10.	Exemptions and Qualifications

The Right of First Refusal and the Co-Sale right set forth above shall not apply with respect to Transfers to Permitted Transferees, and such Transfers shall be free of any such rights or similar rights of any other Shareholders of the Company, provided that such Shareholder promptly notifies the Company in writing of such transfer and provides the Company with a duly executed share transfer deed, and further provided that such Permitted Transferee(s) shall undertake in writing to hold such transferred shares under the same terms, restrictions and conditions that the transferring Shareholder was subject to, with respect to the said shares, including under any contractual obligations of the transferor either under any agreement(s) involving the Company and/or or with other shareholders, or under any undertaking(s) made towards the Company or other shareholders of the Company , and such undertaking is provided to the Company together with the foregoing notification and share transfer deed.

“Permitted Transferees” are any of the following:

(a)	With respect to an individual Shareholder, any member or members of such Shareholder’s immediate family (except for an ex-spouse), a trust whose sole beneficiary are such individual or his/her immediate family members (except for an ex-spouse) and/or any incorporated entity which is wholly owned by such Shareholder.

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With respect to an incorporated entity (whether company or partnership): (i) in the case of a transferor who is a limited partnership – its limited partners and general partners, or the limited or general partners of such limited or general partners, or any affiliate of any of the above managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner, or any shareholder, partner or member of such affiliate; (ii) any legal entity which controls, is controlled by, or is under common control with the transferor or with any of the entities listed in (i) above; or (iii) any successor of such entity by merger or consolidation, or any person to which, at the same time, substantially all the business and assets of such entity are being sold.

(b)	With respect to a trustee of the Company's employee share option plan, or any other trustee: a beneficiary and vice versa.

(c)	With respect to Xenia (in addition to the aforesaid in this Article 44.10), the State of Israel.

(d)	With respect to the FAC Partnership - each Limited Partner and also a transfer from each Limited Partner to FAC Partnership.

(e)	With respect to any member of the Aurum Group, any other member of the Aurum Group.

(f)	With respect to a person or entity which holds shares of the Company in trust, an individual or entity for the benefit of which all of the shares were held in trust (“Beneficiary”); provided that the Company will obtain a statement signed by the trustee pursuant to which the shares were held in trust solely for the Beneficiary.

45.	Transmission of Shares

45.1.	In case of a share registered in the names of two or more Shareholders, the Company may recognize the survivor(s) as the sole owner(s) thereof, unless and until the provisions of Article 45 have been effectively invoked.

45.2.	Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a Shareholder in respect of such shares, or may, subject to the provisions as to transfer herein contained, transfer such shares.

45.3.	The Company may recognize the receiver or liquidator of any corporate Shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder.

45.4.	The receiver or liquidator of a corporate Shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, upon producing such evidence as the Board may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board (which the Board may grant or refuse in its absolute discretion), be registered as a Shareholder in respect of such shares, or may, subject to the provisions as to transfer herein contained, transfer such shares.

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45.5.	A person upon whom the ownership of a share devolves by transmission shall be entitled to receive, and may give a discharge for any dividends or other monies payable in respect of the share but such person shall not be entitled in respect of it to receive notices, or to attend or vote at meetings of the Company, or, save as otherwise provided herein, to exercise any of the rights or privileges of a Shareholder unless and until such person shall be registered in the Shareholders’ Register.

Purchase or Financing the Purchase of Securities of the Company

46.	Purchase of Securities in the Company

46.1.	The Company may purchase Securities of the Company and/or provide financing for their purchase, directly or indirectly, and/or undertake to so do, subject to and in accordance with the provisions of the Companies Law;

46.2.	A resolution with respect to purchase of Securities of the Company and/or providing financing for their purchase, directly or indirectly, and/or undertaking to do so shall be adopted by the Board of Directors.

The Organs of the Company and Their Authority

47.	The organs of the Company are:

(a)	The General Meeting; and

(b)	The Board; and

(c)	The General Manager, if the Company has appointed a General Manager.

48.	The authorities of the different organs of the Company will be as specified in the Companies Law and in these Articles.

49.	Each organ of the Company has all the ancillary rights required for implementing his or its authority.

50.	An authority not assigned in these Articles or in the Companies Law to another organ of the Company may be exercised by the Board, which shall have a residual authority.

An action taken without authority or in excess of authority may be approved retroactively by the proper organ of the Company.

General Meeting

51.	Participation in the General Meeting

(a)	A Shareholder may be present at and participate and vote in a General Meeting either in person or by proxy, with respect to each share held by him at the day of delivery of invitations to the Shareholders.

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(b)	A legal entity may participate in a General Meeting by proxy.

(c)	In the event a share is jointly owned, the joint owner whose name appears first in the Share holders’ Register may participate in the General Meeting. If he is not present at the General Meeting, the joint owner whose name appears thereafter may participate in that General Meeting, and so forth.

(d)	A Shareholder shall designate a proxy by signing an instrument of proxy in the form specified below, or in a similar or customary form, which is acceptable to the Board.

To: Polypid Ltd. (the Company)

Appointment of Proxy

I/we the undersigned, ____________ of ____________, the owner of ______ Ordinary Shares/Series Preferred A Shares/ Series Preferred A-1 Shares/Series B Preferred Shares/Series B-1 Preferred Sharesin the Company, hereby appoint __________, ID / Company No. __________, or in his absence ___________, ID No. ___________, as our proxy to participate and vote in the General Meeting of the Company convened for the __ day of __________, ____, and in any adjourned meeting, with respect to _____ of my aforesaid Ordinary Shares/Series Preferred A Shares/ Series Preferred A-1 Shares/Series B Preferred Shares/Series B-1 Preferred Shares.

In witness whereof, we have affixed our signature on this ___ day of _________, 20__.

_____________________

[Shareholder’s Signature]

(e)	The appointment of a proxy will be valid only if the proxy appointment notice is delivered to the Office or to another place specified by the Board prior to the beginning of the meeting.

(f)	If both a Shareholder and his proxy are present at a General Meeting with respect to the same shares, the appointment of the proxy shall be void with respect to such shares.

(g)	A vote cast in accordance with the instructions contained in any instrument appointing a proxy shall be valid, notwithstanding the death of the grantor or the revocation of the proxy, unless notice in writing of the death or revocation had been received at the office of the Company, or by the chairman of the meeting, prior to the vote.

(h)	In the case of any dispute with respect to the right to participate in the General Meeting, the Chairman of the meeting will decide and his decision will be final and binding.

(i)	The Chairman of the General Meeting may prevent the participation therein of a person who is neither a Shareholder nor a proxy of a Shareholder, unless the General Meeting shall otherwise resolve. The General Meeting may resolve to prohibit the participation of a person, who is neither a Shareholder nor a proxy of a Shareholder.

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52.	Annual Meeting

52.1.	Convening an Annual Meeting

(a) The Company is not required to convene an Annual Meeting, except:

(i)	As required in order to appoint the Company’s auditors; or

(ii)	In the event a Shareholder demands convening an Annual Meeting; or

(iv)	In the event a Director demands convening an Annual Meeting.

(b)	If a demand is made to convene an Annual Meeting, as aforesaid, it will take place not later than fifteen (15) months after the previous Annual Meeting and if no Annual Meeting took place in the preceding year, at a time fixed by the Board which will not be later than 30 (thirty) days after receipt of the demand for convening the Annual Meeting.

52.2.	Agenda

(a)	The agenda at the Annual Meeting will include a discussion:

(i)	of the financial reports approved by the Board;

(ii)	of a report of the Board which will include its explanations with respect to the events and changes in the condition of the business of the Company which influenced the financial reports, in such detail as deemed necessary;

(iii)	In addition the agenda may include:

a)	Appointment of the Company's auditors;

b)	Any other topic specified by the Board;

c)	Any topic requested by a Shareholder who owns at least 1% (one percent) of the voting rights at the General Meeting provided that the topic is suitable for a discussion at General Meeting.

(b)	Resolutions may be adopted at an Annual Meeting only in those matters specified on the agenda.

53.	Special Meeting

53.1.	Convening a Special Meeting

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(a)	The Board will convene a Special Meeting:

(i)	Upon its resolution to such effect;

(ii)	Upon a demand made by 1 (one) one (1)Director; or

(iii)	Upon a demand made by Shareholder(s) holding shares constituting at such time at least 10 (ten percent) of the voting rights of the Company.

(b)	In the event that the Board shall fail to convene the Special Meeting, the Director(s) who demanded the meeting, or those Shareholders who demanded, or part thereof, that hold at least half of the voting rights of the demanders, may convene a meeting provided that the meeting will not take place after more than 3 (three) months from the date demanding such meeting.

A Special Meeting as aforesaid will take place, insofar as possible, in the same fashion as a General Meeting convened by the Board.

53.2.	Agenda

The agenda at a Special Meeting will be set by the Board; in addition, matters shall be included on the agenda of a General Meeting as follows: (i) if the Special Meeting is convened upon demand as specified in sub-Article 53.1 above, those matters specified by the Directors or Shareholders who demanded that the Special Meeting be convened shall be included on the agenda; and (ii) one or more Shareholders holding at least 1% (one percent) of the voting rights of the Company have the right to request the Board to include matters on the agenda of a General Meeting that will be convened in the future, provided that such matters are suitable, in accordance with the Companies Law and these Articles, to be included on the agenda of a General Meeting.

54.	Invitation to the General Meeting and the Date for its Delivery

54.1.	The form of invitation to a General Meeting

An invitation to a General Meeting shall include:

(a)	The place and the day and hour of the meeting;

(b)	The agenda and a concise description of the matters on the agenda;

(c)	In the event that a proposal to amend these Articles is on the agenda, the proposed form of the amendment to these Articles shall be specified.

(d)	The aforesaid will be as determined by the Board, unless provisions with respect thereto are set forth in the Regulations and/or in any other applicable laws, regulations or rules.

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54.2.	Delivery of an invitation to a General Meeting

The Company shall deliver to each of its Shareholders who are entitled to attend a General Meeting an invitation at least seven (7) days prior to the date set for such General Meeting, provided the invitation is not delivered more than 45 days prior to the time of convening such meeting. If all the Shareholders entitled to attend a General Meeting agree so, a General Meeting may be convened even if invitations were not delivered or were delivered not within the required time hereinabove.

55.	Quorum

(a)	No discussion shall be held in a General Meeting unless a quorum is present at the beginning of the meeting.

(b)	No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Two or more Shareholders present in person or in proxy, together holding more than 50% (fifty percent) of the voting rights of the Company (on an as-converted basis), shall constitute a quorum for all purposes, provided however that a quorum shall require the presence of at least two of the following shareholders: (a) one shareholder holding Series B-1 Preferred Shares,(b) one shareholder holding Series B Preferred Shares (c)one shareholder holding Series A-1 Preferred Shares, or (d) one shareholder holding Series A Preferred Shares, in person or by proxy. It being understood that if a shareholder holds at least two of the foregoing three series of Preferred Shares, the presence of such shareholder shall suffice.

(c)	If a share is jointly owned, the joint owner’s name that appears first in the Shareholders’ Register may attend the General Meeting. If he does not attend, the joint owner whose name appears thereafter may attend the General Meeting, and so forth.

(d)	A Shareholder voting by way of proxy shall be deemed present at the General Meeting if the proxy appointment shall be received by the Company prior to the beginning of the General Meeting.

(e)	A Shareholder who is not entitled to vote at the General Meeting will not be deemed present at a General Meeting for the purposes of calculating a quorum.

(f)	If a quorum is not present within one half hour of the time specified for the commencement of the General Meeting, the General Meeting will be adjourned for one week to the same day, the same hour and the same place, or to a later date if so specified in the notice of the General Meeting.

(g)	If a quorum is not present within one half hour from the time set for commencing the adjourned General Meeting, the General Meeting will take place regardless of whether a quorum is present; provided, however, that if the General Meeting was convened upon Shareholders' demand under Article 52.1(a)(ii) above, and a quorum is not present within one half hour from the time set for the commencement of the adjourned General Meeting, the General Meeting will not take place unless the minimum Shareholders required to demand the convening of a Special Meeting under Article 53.1(a)(iii) above are present.

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56.	Validity Notwithstanding Defect

(a)	Subject to any applicable law, a resolution adopted by the General Meeting shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the General Meeting in which it was adopted.

(b)	With respect to a defect in the time, place or manner in which a General Meeting was convened, a Shareholder who arrived at that General Meeting despite the defect shall not petition the court for the cancellation of a resolution adopted at such General Meeting.

57.	The Chairman of the Meeting

(a)	The Chairman, if any, of the Board or any other Director nominated by the Board, shall preside as Chairman at every General Meeting of the Company. In the event there is no such Chairman or if at any meeting he is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall elect one of them to be Chairman.

(b)	The Chairman of the General Meeting will not have an additional or casting vote.

58.	Postponing the General Meeting

(a)	A General Meeting at which a quorum is present may adjourn the meeting to another time or place to be specified.

(b)	At an adjourned General Meeting, the only matters to be discussed will be those matters on the agenda of the General Meeting with respect to which no resolutions have been adopted in the preceding General Meeting.

(c)	In the event the General Meeting is adjourned for more than 21 (twenty-one) days, the Company shall provide notices of the adjourned General Meeting in the same manner required hereunder for the convening of a General Meeting.

(d)	If at the adjourned General Meeting a quorum is not present within one half hour from the time set for the commencement of the meeting, the General Meeting will take place regardless of the number or aggregate voting power of the Shareholders present.

59.	Voting at the General Meeting

59.1.	Persons entitled to vote at the General Meeting

(a)	Subject to the provisions of the Companies Law and these Articles, a Shareholder entitled to participate in a General Meeting may vote at that General Meeting.

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(b)	No shareholder shall be entitled to vote at a General Meeting with respect to a specific share, unless he has paid all calls and all amounts then due by him in respect of the said share.

(c)	With respect to voting for jointly owned shares, the joint owner whose name first appears in the Shareholders’ Register will be entitled to vote; if he is not present, the joint owner appearing thereafter who attends the meeting may vote, and so forth.

(d)	In the event of disputes with respect to voting rights, the Chairman of the meeting shall decide and his decision shall be final and binding.

59.2.	Voting at the General Meeting

(a)	Every resolution put to the vote at a meeting shall be decided by a count of votes, in which a Majority of votes cast are in favor of the adoption of the resolution.

(b)	Subject to special rights, conditions, privileges and/or restrictions which may be attached to a specific class of shares, every Shareholder, present in person or by proxy shall, except as otherwise provided in these Articles and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder, present in person or by proxy shall have one vote for each Ordinary Share held by such Shareholder of record, and with respect to each Preferred Share – to such number of votes equal to the number of Ordinary Shares into which the Preferred Shares held by such Preferred Shareholder of record could then be converted, with respect to every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. A proxy need not be a Shareholder of the Company.

(c)	Subject to the provisions of Article 75 and 44.9(b), all resolutions at a General Meeting will be adopted by a count of votes, in which a Majority of votes cast are in favor of the adoption of the resolution.

(d)	If the number of votes for and against is equal the chairman of the meeting shall have no casting vote, and the resolution proposed shall be deemed rejected.

(e)	A Shareholder may vote at a General Meeting in person or by proxy, with respect to each share held by him, which entitles him to vote, in accordance with Article 51 above. A shareholder who is entitled to participate and vote at a General Meeting in respect of more than one share may vote on a resolution in one direction (in favor of, against, or abstain) in respect of any part of his shares, and on the same resolution, in other directions in respect of any other part or parts of his shares.

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(f)	The announcement of the Chairman of the meeting that a resolution has been adopted or rejected, unanimously or by a certain majority, will be prima facie proof thereof.

60.	Holding General Meetings by Telecommunications

(a)	General Meetings may be held by any means of telecommunications, including video or telephone conference, provided that all of the Shareholders participating may hear each other simultaneously.

(b)	All participants in a meeting by telecommunications shall be deemed present at the General Meeting.

61.	Adopting a Resolution without Meeting

(a)	Resolutions may be adopted without convening a Meeting, providing that all of the Shareholders entitled to participate in and vote at the meeting have agreed thereto.

(b)	A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, facsimile, e-mail telegram, telex or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held. Any such resolution may consist of several counterparts of like form and signed or consented to as aforementioned by one or more Shareholders.

62.	Minutes of a General Meeting

(a)	The Company will prepare, at the Chairman's responsibility, minutes of the proceedings at a General Meeting; these minutes shall be signed by the Chairman of the General Meeting.

(b)	Minutes signed by the Chairman of the General Meeting will be deemed prima facie proof of their content.

(c)	A Shareholder may review the Register of the minutes of the General Meeting and receive, upon his request, copies of such minutes.

The Board of Directors

63.	The duties and authorities of the Board will be as provided in the Companies Law and in these Articles.

64.	The number of members of the Board of Directors

The number of members of the Board will be fixed from time to time by resolution of the General Meeting provided that it will not be less than 1 (one) Director. Until otherwise resolved the number of members of the Board will consist of up to ten (10) directors.

65.	Appointment of Directors and an Observer

The Directors of the Company will be appointed as follows:

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(A) 2 directors shall be appointed, dismissed and replaced by the holders of the majority of the Preferred A Shares (the “Preferred A Directors”), provided that the holders of Preferred A Shares hold together more than 3% of the issued and outstanding share capital of the Company (assuming the conversion of all Preferred Shares into Ordinary Shares);

(B) 2 directors shall be appointed, dismissed and replaced by the holders of the majority Preferred A-1 Shares (the “Preferred A-1 Directors”), provided that the holders of Preferred A-1 Shares hold together more than 3% of the issued and outstanding share capital of the Company(assuming the conversion of all Preferred Shares into Ordinary Shares);

(C) 1 director shall be appointed, dismissed and replaced by the holders of the majority of the Preferred B Shares (the “Preferred B Director”), provided that the holders of Preferred B Shares hold together more than 3% of the issued and outstanding share capital of the Company(assuming the conversion of all Preferred Shares into Ordinary Shares);

(D) 1 director shall be appointed, dismissed and replaced by the holders of a majority of the Ordinary Shares provided that the holders of Ordinary Shares hold together more than 3% of the issued and outstanding share capital of the Company(assuming the conversion of all Preferred Shares into Ordinary Shares);

(E) The Founder shall serve as a director, unless he shall terminate his employment with the Company or shall be terminated for “Cause” as defined in his employment agreement with the Company.

(F) Prof. Yehezkel Barenholz shall serve as a director unless he shall terminate his engagement with the Company or his engagement shall be terminated for “Cause” as defined in his engagement agreement with the Company.

Notwithstanding the foregoing to the contrary, in the event that the Founder and/or Prof. Barenholz shall not serve as directors of the Company for the reasons stated above, their replacement shall be designated by the Investor Majority.

(G) 1 director shall be appointed, dismissed and replaced by the FAC Partnership (or in case that the FAC Partnership transferred any or all of its shares of the Company to the Limited Partners (collectively, “FAC Transferees”), by the Limited Partners who hold the majority of shares of the Company out of all shares held by them (“FAC Majority”), as long the FAC Partnership or FAC Transferees hold together more than 3% of the issued and outstanding share capital of the Company (assuming the conversion of all Preferred Shares into Ordinary Shares). Eitan Kyiet shall serve as the initial director on behalf of the Group.

The appointment of any director, and the dismissal or replacement of any such director, shall be by written notice given to the Company by the appointing Shareholder(s), and shall become valid and effective upon the day on which said written notice was received by the Company, or upon such later date as may be noted in the notice, without the need for any other corporate procedure or action.

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As long as FAC Partnership (or FAC Transferees) hold together at least 2.2% of the issued and outstanding share capital of the Company, then FAC Partnership (or FAC Majority in case that the shares held by FAC Partnership were transferred to FAC Transferees) shall be entitled to designate one (1) representative who shall be entitled to attend all meetings of the Board in a non-voting observer capacity, to receive notice of such meetings and to receive any and all documentation provided to the Directors (the "Group Observer"). The designation, dismissal and replacement of the Group Observer shall be made by a written notice given to the Company and signed by members of the Group holding at least 50% of the shares held by the entire Group and shall become valid and effective upon the day on which said written notice was received by the Company, or upon such later date as may be noted in the notice.

Aurum Group shall be entitled to designate one (1) representative who shall be entitled to attend all meetings of the Board in a non-voting observer capacity, to receive notice of such meetings and to receive any and all documentation provided to the Directors (the "Aurum Observer"). The designation, dismissal and replacement of the Aurum Observer shall be made by a written notice given to the Company and signed by Aurum Group and shall become valid and effective upon the day on which said written notice was received by the Company, or upon such later date as may be noted in the notice.

In the event that the Company shall not consummate an IPO until April 1, 2015, Aurum Group shall be entitled to appoint 1 director, provided that Aurum Group shall hold more than 2% of the issued and outstanding share capital of the Company (assuming the conversion of all Preferred Shares into Ordinary Shares), and immediately following, and subject to, the appointment of such director, Aurum Group’s right to appoint the Aurum Observer will expire.

66.	A Legal Entity as a Director

(a)	A legal entity may serve as a Director.

(b)	A legal entity serving as a Director will appoint an individual qualified to serve as a Director to act on its behalf, and may replace him subject to his obligations to the Company.

(c)	The appointment and/or replacement of an individual as aforesaid shall be effected by written notice to the Company signed by those persons authorized to sign on behalf of the appointing legal entity.

(d)	The name of the individual will be recorded in the Directors’ Registry as the person serving on behalf of the appointing legal entity.

(e)	The obligations of a Director will apply to the individual serving on behalf of the appointing legal entity, as well as to the legal entity Director who appointed him.

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67.	The Expiration of the Term of a Director

67.1.	The term of office of a Director shall expire in any of the following instances, ipso facto, and any other instance provided under the Companies Law:

(a)	If he resigns his office by notice in writing to the Company. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later;

(b)	Upon his death, or by reason of mental disorder or unsound mind, or if he becomes legally incompetent, or if he becomes bankrupt, or if the Director is a company, upon its winding-up;

(c)	If pursuant to any provision of the Companies Law he is prohibited from being a Director;

(d)	If the shareholders who have appointed him cease, according to the provision of Articles 65 hereinabove, to be entitled to appoint the number of directors appointed by them, and, if such nominating shareholders have not informed the Company within 4 (four) business days of the date when the Company has provided such shareholder a written notice pursuant to which they cease to be entitled to appoint a director, as to the name(s) of the director(s) who shall cease to hold office as a result thereof, then all of the directors appointed by such shareholders shall cease to hold office.

67.2.	In the event of one or more vacancies on the Board, the continuing Directors may continue to act in every matter, in any number whatsoever

68.	Alternate Director

68.1.	Subject to the Companies Law, a Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

68.2.	Any notice given to the Company pursuant to sub-Article 68.1 shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

68.3.	Subject to the Companies Law, an Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him is present.

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68.4.	Anyone who is not qualified to be appointed as a Director pursuant to the Companies Law may not be appointed and may not serve as an Alternate Director. A Director may appoint another serving Director or an existing Alternate Director as his Alternate Director, in accordance with the Companies Law.

68.5.	Subject to the Companies Law, an Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

68.6.	The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 67, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

68.7.	Notwithstanding the aforesaid, an alternate Director will not be entitled to participate and vote at a meeting of the Board in which the Director who appointed him participates.

69.	Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as a Director other than as approved pursuant to the Companies Law. Subject to the Companies Law, the Board may determine that the Company shall reimburse Directors for all such reasonable traveling, including hotel and incidental expenses as they may incur in attending meetings of the Board, or of committees of the Board, or General Meetings, or which they may otherwise properly incur in connection with and during the course of performing his/her duties as a member of the Board.

Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may be paid such extra expenses and/or remuneration by way of salary, consulting fee, percentage of profits or otherwise as the Board may determine, and subject to the provisions of Article 63 and the Companies Law.

70.	Personal Interest

All transactions and actions in which a Director or other Officer in the Company has a personal interest shall be approved in accordance with the provisions of the Companies Law, and provided such transaction or action does not prejudice the interests of the Company.

71.	Powers of Directors

71.1.	In General. Subject to the provisions of the Companies Law, the determination of the Company's policies, strategies and directions as well as the control over the business of the Company and over the General Manager or Chief Executive Officer of the Company shall be vested with the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting.

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71.2.	Borrowing Power. The Board may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, debentures (including perpetual or redeemable), debenture stock, or any mortgages, charges, pledges or other securities on the undertaking or on the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

71.3.	Reserves. The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time think fit.

72.	The Chairman of the Board of Directors

(a)	The Board of Directors may appoint a Chairman of the Board of Directors from amongst its members.

(b)	The Board of Directors may appoint a deputy and/or alternate Chairman of the Board of Directors.

(c)	The Chairman of the Board of Directors shall conduct the meetings of the Board of Directors and sign the minutes of the meeting.

(d)	In the absence of the Chairman of the Board of Directors from a meeting of the Board of Directors or if he is precluded from fulfilling his position, his position will be filled by the alternate or deputy Chairman of the Board of Directors, who will have the authority of the Chairman of the Board of Directors.

(e)	If the Board of Directors has not appointed a Chairman or if a Chairman was appointed and is not present, and the Deputy Chairman of the Board of Directors is not present, the Board of Directors will appoint, at the beginning of the meeting, one of its members to conduct the meeting and sign the minutes of the meeting.

(f)	The Chairman of the Board of Directors or the Director appointed to conduct the meeting will not have an additional or casting vote.

73.	Meetings of the Board

73.1.	Convening meetings of the Board and their location

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(a)	Subject to the provisions of the Companies Law and these Articles the Board will convene meetings as dictated by the needs of the Company.

(b)	The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit. Subject to all of the other provisions of these Articles concerning meetings of the Board, the Board may meet by telephone conference or video conference or similar communications equipment call so long as each Director participating in such call can hear, and be heard by, each other Director participating in such call and participation in such manner shall constitute a presence in person at such meeting.

(c)	Each meeting of the Board shall be held in the State of Israel, unless the Board otherwise resolves. If a meeting of the Board shall take place outside of Israel, the Company will bear travel and other reasonable expenses of the Directors incurred due to their participation in the meeting.

(d)	The Chairman of the Board may convene a meeting of the Board at any time.

(e)	The Chairman of the Board shall convene a meeting of the Board without delay upon the demand of any one Director.

73.2.	The Agenda at Board Meetings

The Agenda of the meetings of the Board shall be specified by the Chairman of the Board and will include all of the following:

(a)	Matters specified by the Chairman of the Board, if any;

(b)	Any matter which a Director or the General Manager has requested that the Chairman of the Board include in the Agenda of that meeting, within a reasonable time prior to the scheduled meeting of the Board;

A matter for the discussion and/or resolution of which a Director has requested to convene a meeting of the Board.

73.3.	Notices of Meetings of the Board

(a)	Notice of the meeting of the Board shall be given to each Director orally or in writing, a reasonable time prior to the time of the meeting but not less than 24 hours prior to that meeting; provided, however, that if the Chairman of the Board has decided that it is necessary to convene an urgent meeting of the Board, even shorter advance notice may be given as determined by the Chairman of the Board.

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(b)	The time and place at which the meeting will be convened will be specified in the notice in reasonable detail, in addition to the items on the agenda of said meeting.

(c)	Notice of the meeting of the Board shall be given to each Director, orally, by writing, by facsimile, by e-mail or otherwise, at the last address (or number) provided by him to the Company. A Director shall be entitled to waive a prior notice requirement. The attendance of a Director at a meeting of the Board shall itself constitute a waiver.

(d)	Notwithstanding the aforesaid, with the consent of all of the Directors, a meeting of the Board may be convened without any advance notice.

(e)	At the meeting of the Board, only matters specified on the agenda will be discussed, unless all of the Directors are present at the meeting and have agreed to discuss a matter not on the agenda.

73.4.	Quorum

(a)	The quorum required to commence a meeting of the Board shall be a majority of the members of the Board then serving of which at least twoof (a) one Preferred B Directorand (b) one Preferred A-1 Director or(c) one Preferred A Director, are present and who are not prevented under the Companies Law from participating in the meeting.

(b)	No discussion shall be held at a meeting of the Board unless at the beginning of the meeting a quorum is present.

(c)	If within one-half hour from the time set for commencing the meeting of the Board, a quorum is not present, the meeting will be adjourned to the following day at the same place and at the same time. If at such adjourned meeting of the Board a quorum is not present within a half an hour from the time set for commencing said adjourned meeting, the meeting may be held, and resolutions may be adopted, regardless of the number of participants. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

73.5.	Adjourning a Meeting of the Board

(a)	At a meeting of the Board in which a quorum is present, the Board may resolve to adjourn the meeting to another time. At an adjourned meeting as aforesaid, only those items which were on the agenda for the original meeting but with respect to which no resolution was adopted, may be discussed.

(b)	If a meeting of the Board is adjourned, the Company shall notify all of those Directors who were not present at such meeting, of the adjournment.

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(c)	In the event that a meeting of the Board has been adjourned as aforesaid for more than 7 (seven) days, the Company will notify all of the Directors of the adjourned meeting.

73.6.	Voting and the Adoption of Resolutions at Meetings of the Board

(a)	Each Director shall have 1 (one) vote.

(b)	Subject to the provisions of Article 75, resolutions of the Board shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

73.7.	Minutes of the Board

(a)	The Company shall prepare minutes of all of the procedures of the Board; these minutes shall be signed by the Director who managed the meeting.

(b)	Minutes approved and signed by the Director who managed the meeting shall be prima facie proof of the contents thereof.

73.8.	Holding Meetings of the Board by Telecommunications

(a)	The Board may hold meetings by any means of telecommunications, including video or telephone conference, provided that all of the Directors participating may hear each other simultaneously.

(b)	All participants in a meeting by telecommunications shall be deemed present at the meeting of the Board.

73.9.	Adopting a Resolution of the Board without Meeting

(a)	The Board may adopt resolutions without convening a Meeting, providing that all of the Directors, entitled to participate in the meeting and to vote on the issue brought for resolution, have agreed not to convene for discussion on such issue.

(b)	In the event a resolution has been adopted without convening as aforesaid, the Chairman of the Board, and if there is no Chairman, the Director who initiated the resolution, shall record and sign the minutes of such resolution, which shall include the resolution not to convene on such matter. Those minutes shall be deemed to be minutes of a Meeting of the Board, duly convened and held.

73.10.	Validity Notwithstanding Defect

Subject to any applicable law, a resolution adopted by the Board shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the meeting in which it was adopted.

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74.	Committees of the Board

(a)	The Board may establish committees and appoint members thereto from amongst the members of the Board(the “Committees of the Board”). Notwithstanding the above, a person who is not a member of the Board may be appointed as a member of committees established only to advise and/or provide recommendation to the Board.

(b)	Subject to the provisions of the Companies Law and these Articles, the Board may delegate its authority to Committees of the Board and determine the framework of the authority and the actions of the Committees of the Board.

(c)	A resolution adopted, or an action taken, by a Committee of the Board, with respect to a matter which the Board has delegated to it, shall be deemed a resolution adopted or an action taken by the Board.

(d)	Committees of the Board shall report to the Board regarding their resolutions or recommendations at their earliest convenience after their adoption.

(e)	Procedural provisions applying to the Board will also apply to Committees of the Board, mutatis mutandis.

(f)	Resolutions of the Committees of the Board shall be adopted by a Majority of the votes of the Directors participating in the vote.

(g)	Minutes of the Committees of the Board shall be prepared, signed and kept in the same manner as minutes of the Board, mutatis mutandis.

(h)	The Board may cancel a resolution of a Committee of the Board and may revoke the delegation of authority, in whole or in part, to Committees of the Board; provided that any cancellation or revocation as aforesaid will not derogate from a resolution upon which the Company has acted in connection with a third party who is not aware of its cancellation or revocation.

(i)	The Board may, from time to time, appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, and may terminate the service of any such person, all as the Board may think fit. The Board may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the terms and conditions of employment or engagement, of all such persons, and may require security in such cases and in such amounts as it deems appropriate.

(j)	Subject to the provisions of the Companies Law, the Board may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

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Protective Provisions

75.	Until a Qualified IPO, the Company shall not take any action with regard to the issues set forth below and no resolution or decision shall be adopted with regard thereto without first obtaining: (a) the consent of Investor Majority (if the matter is brought before the Shareholders of the Company);and (b) the affirmative vote of at least two of the following directors (if the matter is bought before the Board of Directors of the Company): (i) the Preferred B Director, (ii) one of the Series A-1 Directors; and(iii)one of the Series A Directors (if the matter is brought before the Board): (1) adoption of any amendment to the Articles of the Company, including without limitation, any amendment adversely amending the rights, preferences or privileges of the Preferred Shareholders; (2) any transaction or engagement with the Founder, including any alteration, amendment or waivers made with respect to existing transactions of the Founder with the Company and his undertakings towards the Company; (3) any material change in the activity or field of engagement of the Company and/or investments made by the Company and/or obligations taken by the Company which are not in accordance or in compliance with the budget approved by the Board (including at least one of the Preferred B Directors and one of the Series A-1 Directors or one of the Series A Directors) (“Budget”); (4) any material deviation from the Budget and/or business strategy of the Company approved by the Board (including at least one of the Preferred B Directors and one of the Series A-1 Directors or one of the Series A Directors);(5) transactions not in the ordinary course of business; (6) appointment and removal and the determination of the employment or consultancy terms of the CEO, CFO and CTO of the Company; (7) issuance of any kind of securities; (8) the appointment of accounting and law firms for the Company; (9) declaration and/or payment of dividends; and (9) consummation of a Liquidation Event or a Deemed Liquidation Event. Each of the foregoing shall apply with respect to any transaction set forth in sub-section (1)-(9) proposed to be made by the Company and any parent company, subsidiary and/or any other entity which controls, is controlled by, or is under the control of the Company.

Miscellaneous

76.	Actions taken by or pursuant to resolutions of the Board, by a Committee of the Board or by any person serving as a Director shall be valid and effective notwithstanding that it is subsequently discovered that there was a defect in the appointment of the Directors or the aforesaid Committee, or all or part of the Directors were unqualified, as if each of the Directors had been properly and legally appointed and all of them were qualified to serve as Directors, or as if the Committee had been appointed lawfully.

77.	The General Meeting may approve any action taken by the Board without authority or in excess of authority; and from the time of approval, such approved action shall be deemed taken within the authority of the Board.

78.	The Board may approve any action within the scope of its authority, which was taken by a Committee of the Board without authority or in excess of authority; and from the time of approval, such approved action shall be deemed taken within the authority of the Committee of the Board.

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The General Manager

79.	The Company may appoint one or more General Managers to the Company.

80.	The General Manager, if appointed, will be appointed and/or dismissed by the Board. The Board shall decide the terms of the General Manager’s employment, provided that if the General Manager is also a Director, the approval of the terms of his employment shall require the same procedure as approval of the terms of service of a Director.

81.	The General Manager shall be responsible for the general management of the Company’s affairs, within the framework of the policies set by the Board, and subject to the directives of the Board.

82.	The General Manager shall have all management and executive authorities of the Company not assigned in these Articles or under the Companies Law to another organ of the Company.

83.	The General Manager shall report to the Board.

84.	The Board may direct the General Manager how to act in a given matter; and should the General Manager fail to execute such a directive, the Board may then exercise the authority required to implement the directive in his stead. Without derogating from the aforesaid, The Board may assume any authority otherwise given to the General Manager, for a specific purpose or for a specific period of time.

85.	In the event that the General Manager is unable to exercise his authority, the Board may appoint a Director to exercise such authority in his stead.

Auditor; Accounts and Records

86.

86.1.	The Company will appoint a certified accountant to be the Company's auditor. The Company may appoint several Auditors to conduct the audit jointly. The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in General Meeting may, act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board to fix such remuneration subject to such criteria or standards, if any, as may be provided in such General Meeting, and if no such criteria or standards are so provided, such remuneration shall be fixed by the Board in its discretion in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

86.2.	An Auditor will be appointed at each Annual Meeting and will serve in his position until the end of the following Annual Meeting, or until a later time determined by the General Meeting, provided that an Auditor shall serve no longer than until the end of the third Annual Meeting after the Annual Meeting in which he was appointed. An Auditor who has completed a period of appointment as aforesaid may be reappointed.

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86.3.	In the event the position of Auditor has become vacant and the Company does not have an additional Auditor, the Board shall convene a Special Meeting as soon as possible to appoint an Auditor.

87.

87.1.	The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Companies Law and any other applicable law.

87.2.	The accounting records shall be kept at the Office or subject to the provisions of the Companies Law and any applicable law, at such other place as the Board thinks fit, and shall at all times be open to inspection by all Directors. No Shareholder, in such capacity, shall have any right of inspecting any account or book or document of the Company, except as expressly conferred by the Companies Law or authorized by the Board or as conferred by virtue of any agreement to which such Shareholder and the Company are party.

87.3.	Subject to the Companies Law, at least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

Secretary

88.	The Board may appoint a Secretary to the Company, may dismiss the Secretary and appoint another in his stead, and may determine the remuneration and terms of service thereof.

89.	The Secretary will prepare and conduct the minutes, documents, books of records, registers and reports which the Company must maintain and/or safe keep and/or submit to the Registrar of Companies or any other authority, and will fulfill the duties assigned to him by the Board. The Secretary of the Company may sign on behalf of the Company documents and reports to be submitted to the Registrar of Companies.

Signatory Rights and Stamp of the Company

90.

(a)	The Board will determine the stamp and/or seal of the Company.

(b)	Subject to Section 75 hereof, the Board will designate the persons authorized to sign on behalf of the Company and the form of signature.

Dividends and Bonus Shares

91.

(a)	Subject to the provisions of the Companies Law and these Articles, the Board may issue dividends and/or bonus shares.

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(b)	A Shareholder shall be entitled to receive only such dividends and/or bonus shares as the Company may resolve to distribute, if any.

(c)	The distribution of dividends and the issuance of bonus shares shall be within the authority of the Board.

(d)	Subject to the dividend preference rights of the Preferred Shares in Article 18.2, Dividends and/or bonus shares distributed by the Company will be distributed pro rata to the par value of each share, on as converted bases.

(e)	The Shareholders entitled to a Dividend and/or bonus shares, as the case may be, shall be those Shareholders who are Shareholders at the time of the adoption of the resolution to distribute such Dividend or bonus shares, or at such later date as may be provided in such resolution.

(f)	Where a share with respect to which a Dividend is to be distributed is jointly owned, any Dividend distributed by the Company with respect to such jointly-owned share will be paid to that joint owner whose name appears first in the Share Registry.

(g)	In the event that bonus shares are distributed, the Company shall convert to share capital, by resolution of the Board, a portion of its profits and/or premium paid to it on shares and/or from any other source included in its equity in accordance with the latest Financial Statements, an amount equal to the par value of the bonus shares.

(h)	As part of any resolution with respect to the distribution of Bonus Shares, the Board will empower a person to sign the allotment agreement of Bonus Shares on behalf of the Shareholders.

Notices to Shareholders

92.	Notices to shareholders and other documents delivered to the Shareholders registered in the Shareholders Register (the “Notices”) shall be delivered to such Shareholders personally, by registered mail, facsimile transmission, or by e-mail address, to the address recorded in the Shareholders Register.

93.	A Notice delivered personally shall be deemed received by the Shareholder upon its delivery. A Notice sent by facsimile transmission or by electronic mail shall be deemed received by the Shareholder on the business day following the day on which it was sent. A Notice sent by mail shall be deemed received by a Shareholder whose address is in Israel 3 (three) days after its delivery or, if the address of a Shareholder is outside of Israel, within 7 (seven) days after the Notice is delivered to a post office in Israel.

94.	If a Shareholder has no registered address and has not supplied to the Company an address for the giving of notices to him, a notice addressed to him at his last known address shall be deemed to be duly given to him according to these Articles. If no known address exists - such a Shareholder shall not be entitled to receive any notice from the Company.

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95.	If notice is received, it shall be deemed to have been duly served when received, notwithstanding that it is defectively addressed or that it fails to comply with the above provisions.

Notices to Directors

96.	The provisions of Articles 92-95above will apply also with respect to Notice to a Director, mutatis mutandis.

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